Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (Form S-1) of KaloBios Pharmaceuticals, Inc. of our report dated June 12, 2012 except for the last paragraph of Note 2, as to which the date is January 15, 2013, with respect to the consolidated financial statements of KaloBios Pharmaceuticals, Inc. included in its Registration Statement (Form S-1 No. 333-184299) as amended.

/s/ Ernst & Young LLP

Redwood City, California

January 31, 2013